UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 1, 2021

W. R. GRACE & CO.
(Exact name of registrant as specified in its charter)

Delaware	1-13953	65-0773649
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7500 Grace Drive, Columbia, Maryland 21044-4098
(Address of principal executive offices) (Zip Code)
(410) 531-4000
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	GRA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

W. R. GRACE & CO.
FORM 8-K
CURRENT REPORT
Item 1.01.    Entry into a Material Definitive Agreement.
On June 1, 2021, W. R. Grace & Co.-Conn., a Connecticut corporation (“Grace-Conn.” or the “US Borrower”), a wholly-owned subsidiary of W. R. Grace & Co., a Delaware corporation (“Grace”), entered into Incremental Facility Amendment No. 1 to Credit Agreement (the "Amendment") by and among Grace, the US Borrower, certain other subsidiaries of Grace, Goldman Sachs Bank USA, as the administrative agent, and the lenders party thereto, which Amendment amends that certain Credit Agreement, dated as of April 3, 2018 (as amended by the Amendment, the “Credit Agreement”), by and among Grace, the US Borrower, certain other subsidiaries of Grace, Goldman Sachs Bank USA, as the administrative agent and collateral agent, the lenders party thereto and the other entities party thereto. Pursuant to the Amendment, the US Borrower borrowed incremental term B loans in an aggregate principal amount of $300 million (the “Incremental Loans”). The Incremental Loans constitute a new class of dollar term loans under the Credit Agreement and is generally subject to the same terms as are applicable to the term B-1 loans outstanding under the Credit Agreement. The Incremental Loans bear interest at a rate per annum equal to 2.00% plus the eurocurrency rate (with a eurocurrency rate floor of 0.00%) for eurocurrency rate loans and 1.00% plus the base rate for base rate loans. The Incremental Loans are subject to quarterly amortization of principal of 0.25% and mature on June 1, 2028. The proceeds of the Incremental Loans were used to fund the cash portion of the purchase price of the Acquisition (as defined below) and to pay the fees and costs related to the Acquisition and the Amendment.
The foregoing summary description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Amendment, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K, and is incorporated herein by reference.
Item 2.01.    Completion of Acquisition or Disposition of Assets.
On June 1, 2021, Grace-Conn. and Fine Chemical Manufacturing Services LLC, a Delaware limited liability company (“Newco” and together with Grace-Conn., the “Purchasers”), each a wholly owned subsidiary of Grace, completed the previously announced acquisition (the "Acquisition") of the Fine Chemistry Services business (the “FCS Business”) of Albemarle Corporation ("Seller") pursuant a Sale, Purchase and Contribution Agreement, dated as of February 25, 2021 (the “Acquisition Agreement”). The purchase price for the Acquisition was approximately $570 million, subject to customary adjustments for working capital, consisting of approximately $300 million in cash and issuance to Seller of a non-participating preferred equity interest in Newco (the “Newco Preferred Equity”). The Newco Preferred Equity has an initial aggregate preference in liquidation of approximately $270 million and, after the date that is 24 months following the closing, will accrue dividends quarterly in arrears at the rate of 12.0% per annum which are payable-in-kind. The Newco Preferred Equity may be redeemed by Newco at any time for cash or, subject to certain conditions, shares of common stock of Grace, and must be redeemed upon a liquidation event of Newco at any time, or a change of control of Grace that occurs after the date that is 24 months following the closing. In addition, the Newco Preferred Equity is convertible into shares of common stock of Grace any time following the date that the aggregate liquidation preference of the outstanding Newco Preferred Equity exceeds 200% of its initial aggregate liquidation preference at closing.
The foregoing summary description of the Acquisition Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Acquisition Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and is incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.
Item 7.01. Regulation FD Disclosure.
On June 1, 2021, Grace issued a press release announcing the closing of the Acquisition, which is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The information furnished pursuant to this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange

Act”), or incorporated by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Forward-looking statements
This report contains forward-looking statements, that is, information related to future, not past, events. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. Forward-looking statements include, without limitation, statements regarding: financial positions; results of operations; cash flows; financing plans; business strategy; operating plans; capital and other expenditures; impact of COVID-19 on Grace’s business; competitive positions; growth opportunities for existing products; benefits from new technology; benefits from cost reduction initiatives; succession planning; markets for securities; the anticipated timing of closing of the transaction between Grace and affiliates of Standard Industries Holdings Inc. described in the Current Report dated April 26, 2021 (the “Standard Industries Transaction”) and the potential benefits of the Standard Industries Transaction. For these statements, Grace claims the protections of the safe harbor for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Grace is subject to risks and uncertainties that could cause actual results or events to differ materially from its projections or that could cause forward-looking statements to prove incorrect. Factors that could cause actual results or events to differ materially from those contained in the forward-looking statements include, without limitation: risks related to foreign operations, especially in areas of active conflicts and in emerging regions; the costs and availability of raw materials, energy, and transportation; the effectiveness of Grace’s research and development and growth investments; acquisitions and divestitures of assets and businesses; developments affecting Grace’s outstanding indebtedness; developments affecting Grace’s pension obligations; legacy matters (including product, environmental, and other legacy liabilities) relating to past activities of Grace; its legal and environmental proceedings; environmental compliance costs (including existing and potential laws and regulations pertaining to climate change); the inability to establish or maintain certain business relationships; the inability to hire or retain key personnel; natural disasters such as storms and floods; fires and force majeure events; the economics of its customers’ industries, including the petroleum refining, petrochemicals, and plastics industries, and shifting consumer preferences; public health and safety concerns, including pandemics and quarantines; changes in tax laws and regulations; international trade disputes, tariffs, and sanctions; the potential effects of cyberattacks; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement for the Standard Industries Transaction; the failure to obtain Grace stockholder approval of the Standard Industries Transaction or the failure to satisfy any of the other conditions to the completion thereof; risks relating to the financing required to complete the Standard Industries Transaction; the effect of the announcement of the Standard Industries Transaction on the ability of Grace to retain and hire key personnel and maintain relationships with its customers, vendors and others with whom it does business, or on its operating results and businesses generally; risks associated with the disruption of management’s attention from ongoing business operations due to the Standard Industries Transaction; the ability to meet expectations regarding the timing and completion of the Standard Industries Transaction; significant transaction costs, fees, expenses and charges related to the Standard Industries Transaction; the risk of litigation and/or regulatory actions related to the Standard Industries Transaction; other business effects, including the effects of industry, market, economic, political, regulatory or world health conditions (including new or ongoing effects of the COVID-19 pandemic), and other factors detailed in Grace’s Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2020, and Grace’s other filings with the SEC, which are available at http://www.sec.gov and on Grace’s website at www.grace.com. Grace's reported results should not be considered as an indication of its future performance. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Grace undertakes no obligation to release publicly any revisions to its forward-looking statements, or to update them to reflect events or circumstances occurring after the dates those statements are made.

Item 9.01.    Financial Statements and Exhibits.
(d)           Exhibits

Exhibit No.	Description of Exhibit	Location
2.1	Sale, Purchase and Contribution Agreement, dated as of February 25, 2021, by and among Albemarle Corporation, W. R. Grace & Co.–Conn., and Fine Chemical Manufacturing Services LLC.	Exhibit 2.5 to Form 10-K (filed 2/25/21) SEC File No.: 001-13953
4.1
Incremental Facility Amendment No. 1 to Credit Agreement, dated as of June 1, 2021, by and among W. R. Grace & Co., W. R. Grace & Co.–Conn., certain subsidiaries thereof, Goldman Sachs Bank USA, as Administrative Agent and Collateral Agent, and the other lenders from time to time party thereto.
Filed herewith
99.1	Press Release of W. R. Grace & Co., dated as of June 1, 2021, announcing completion of its acquisition of the Fine Chemistry Services business of Albemarle Corporation.	Furnished herewith
101.INS	Inline XBRL Instance Document	The instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.
101.SCH	Inline XBRL Taxonomy Extension Schema	Filed herewith
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase	Filed herewith
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase	Filed herewith
104	Cover Page Interactive Data File (formatted as Inline XBRL and included in Exhibit 101)	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W. R. GRACE & CO.
(Registrant)

	By	/s/ Cherée Johnson
Cherée Johnson
Senior Vice President, General Counsel, and Secretary

Dated: June 1, 2021